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CODE OF ETHICS CONTEMPLATED BY SECTION 406 OF THE SARBANES-OXLEY ACT OF 2002 FOR
PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

                          November 4, 2003

I.       Covered Officers/Purpose of the Code
This Code of Ethics (this "Code") contemplated by Section 406 of the Sarbanes-Oxley Act of 2002 has been adopted by Pacific American Income Shares, Inc. ("PAIS"), Western Asset Funds, Inc. ('WAF') and Western Asset Premier Bond Fund ("WAPBF") (collectively, the "Funds" and each individually, a "Fund') and applies to the Funds' Principal Executive Officers, Principal Financial Officers and Principal Accounting Officers (the "Covered Officers," each of whom is identified in Exhibit A) for the purpose of promoting:

o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

o full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

o compliance with applicable laws and governmental rules and regulations;

o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

o accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to conflicts of interest.

II. Covered Officers Should Handle Ethically Actual or Apparent Conflicts of Interest

Overview. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his or her service to, a Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of the Covered Officer's family, receives improper personal benefits as a result of the Covered Officer's position with a Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and a Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (including the regulations thereunder, the "1940 Act") and the Investment Advisers Act of 1940 (including the regulations thereunder, the "Investment Advisers Act"). For example, Covered Officers may not engage in certain transactions (such as the purchase or sale of portfolio securities or other property) with a Fund because of their status as "affiliated persons" of such Fund. The compliance programs and procedures of each Fund and its investment adviser(s) (each an "Adviser") and other service providers are designed to prevent, or identify and correct, violations of many of those provisions, although they are not designed to provide absolute assurance as to those matters. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code. See also Section V of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between a Fund and an Adviser, or a Fund and any other service provider to such Fund of which the Covered Officers are also officers or employees (including, without limitation, Legg Wood Walker, Incorporated and Legg Mason Fund Adviser, Inc.). As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether for a Fund, for an Adviser, for any such other service provider or any combination thereof), be involved in establishing policies and implementing decisions that will have different effects on an Adviser or such other service provider, on the one hand, and a Fund, on the other hand. The participation of the Covered Officers in such activities is inherent in the contractual relationships between a Fund and its service providers and is consistent with the performance by the Covered Officers of their duties as officers of the Funds. Thus, if performed in conformity with the provisions of the 1940 Act, the Investment Advisers Act, other applicable law and the relevant Fund's constitutional documents, such activities will be deemed to have been handled ethically for purposes of this Code. In addition, it is recognized by the Funds' Boards of Trustees/Directors (collectively, "Boards" and each individually, a "Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes and that such service, by itself, does not give rise to a conflict of interest.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not the subject of provisions of the 1940 Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund, unless the personal interest has been disclosed to and approved by other officers of the Fund or the Fund's Board or a committee of the Fund's Board that has no such personal interest.

Each Covered Officer must not:

use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by a Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

cause a Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund; or

retaliate against any other Covered Officer or any employee of a Fund or its service providers for reports of potential violations that are made in good faith.

There are some conflict of interest situations that, if material, should always be approved by the Chief Legal Officer of a Fund. These conflict of interest situations are listed below:

service on the board of directors or governing board of a publicly traded entity;

the receipt of any non-nominal gifts from persons or entities who have or are seeking business relationships with a Fund;

the  receipt  of any  entertainment  from any  company  with  which a Fund has
current  or  prospective   business   dealings  unless  such   entertainment  is
business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

any ownership interest in, or any consulting or employment relationship with, any entities doing business with a Fund (other than an Adviser or its affiliates or, to the extent that such interest or relationship is disclosed to the Fund's Board before such officer is elected, any other Fund service provider or its affiliates). This restriction shall not apply to or otherwise limit the ownership of publicly traded securities so long as the Covered Person's ownership does not exceed 2% of the outstanding securities of the relevant class.

a direct or indirect financial interest in commissions, transaction charges or spreads paid by a Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment with an Adviser or its affiliates (or, to the extent that such employment is disclosed to the Fund's Board before such officer is elected, with any other Fund service provider or its affiliates). This restriction shall not apply to or otherwise limit the ownership of publicly traded securities so long as the Covered Person's ownership does not exceed 2% of the outstanding securities of the relevant class.

III.     Disclosure and Compliance

Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about a Fund to others, whether within or outside the Fund, including to the Fund's Board and auditors, and to governmental regulators and self-regulatory organizations;

Each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of a Fund and its Adviser(s) and, as applicable, other Fund service providers or with counsel to the Fund with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund (which, for sake of clarity, does not include any sales literature, omitting prospectuses, or "tombstone" advertising prepared by a Fund's principal underwriter(s)); and

It is the  responsibility  of each Covered Officer to promote  compliance with
the  standards  and   restrictions   imposed  by  applicable   laws,  rules  and
regulations.

IV.      Reporting and Accountability

         Each Covered Officer must:

upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Funds that he or she has received, read and understands the Code;

provide full and fair responses to all questions asked in a Fund's periodic Director/Trustee and Officer Questionnaire as well as with respect to any supplemental request for information; and

notify the Chief Legal Officer of a Fund promptly if he or she knows of any material violation of this Code.

The Chief Legal Officer of a Fund is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by the Chief Legal Officer, other than those expressly contemplated herein, will be considered by a Fund's audit committee.

Each Fund will follow these procedures in investigating and enforcing this Code:

the Chief Legal Officer will take all appropriate action to investigate any potential material violations reported to him, which actions may include the use of internal or external counsel, accountants or other personnel;

if, after such investigation, the Chief Legal Officer believes that no material violation has occurred, the Chief Legal Officer is not required to take any further action;

any matter that the Chief Legal Officer believes is a material violation will be reported to the Fund's audit committee;

if the audit committee concurs that a material violation has occurred, it will inform and make a recommendation to the Fund's Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of an Adviser or other applicable service provider or its board; or a recommendation to dismiss the Covered Officer;

the Fund's audit committee will be authorized to grant waivers, as it deems appropriate;

any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V. Other Policies and Procedures

This Code shall be the sole code of ethics  adopted by the Funds for purposes of
Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of a Fund or its Adviser(s) or other Fund service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they conflict with the provisions of this Code. A Fund's and its Advisers' and service providers' codes of ethics under Rule 17j-1 under the 1940 Act and the Advisers' and other service providers' more detailed compliance policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI. Amendments

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of a Fund's Board.

VII. Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than to each Fund's Board or the board or counsel for any other registered investment company for which a Covered Person serves in a similar capacity or as otherwise authorized by a Fund's Board.

VIII. Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of the Funds, as to any fact, circumstance or legal conclusion.

Exhibit A

Persons Covered by this Code of Ethics

                                Principal Executive      Principal Financial
           Fund                       Officer                   Officer
  Pacific American Income     James W. Hirschmann III   Marie K. Karpinski and
       Shares, Inc.              and any successor      any successor Treasurer


                                 President or Chief     or Principal Financial
                             Executive Officer of the   and Accounting Officer
                                        Fund
  Principal Accounting
        Officer

 Marie K. Karpinski and
any successor Treasurer
 or Principal Financial
 and Accounting Officer

           Fund                 Principal Executive       Principal Financial
                                      Officer                  Officer

 Western Asset Funds, Inc.    James W. Hirschmann III   Marie K. Karpinski and
                              and any successor         any successor Treasurer
                              President or Chief        or Principal Financial
                              Executive Officer of the  and Accounting Officer
                                        Fund

   Principal Accounting
          Officer

  Marie K. Karpinski and
 any successor Treasurer
  or Principal Financial
  and Accounting Officer

           Fund                 Principal Executive      Principal Financial
                                      Officer                   Officer
Western Asset Premier Bond    James W. Hirschmann III   Marie K. Karpinski and
           Fund                  and any successor      any successor Treasurer
                                 President or Chief     or Principal Financial
                              Executive Officer of the  and Accounting Officer
                                        Fund
Principal Accounting
       Officer
Marie K. Karpinski and
any successor Treasurer
or Principal Financial
and Accounting Officer